  Exhibit 99.1

Zoom Telephonics Completes Merger and Rebrands as Minim (OTCQB: MINM);
Company Announces Reconstituted Board of Directors
Combination brings intelligent WiFi and cable modem products operated under an exclusive Motorola® brand license to the multi-billion dollar consumer and business connectivity solutions market

MANCHESTER, NH, December 7, 2020 – Zoom Telephonics, Inc. (“Zoom”) (OTCQB: ZMTP), a leading creator of cable modems and other Internet access products under the Motorola brand, today announced that it has completed its merger with Minim Inc., the AI-driven WiFi management and IoT security platform for homes, SMBs, and broadband service providers. Beginning December 8, 2020, the combined company will begin trading as “MINM” (OTCQB: MINM).

“Secure, robust home connectivity is now essential for work and life,” said Gray Chynoweth, newly appointed CEO of the combined company. “What comes next is rapid innovation, where market leaders with vertically-integrated solutions have a speed and technology advantage. That is what Minim now brings to bear. With powerful hardware, intelligent software, an expert team, and the trusted Motorola brand, Minim delivers connectivity that consumers around the world need and deserve.”

The merger was previously announced on November 12, 2020 and was completed on December 4, 2020.

The company also announced today the appointment of five new members to the company’s board of directors. With these changes, the Minim board consists of eight members, five of whom are independent. The company also announced the resignation of two current board members, Peter Sykes and David Allen. The following directors will join Jeremy Hitchcock, Executive Chairperson, Phil Frank, and Joshua Horowitz on the new board:

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David Aronoff, General Partner at Flybridge Capital Partners, Board Member of Draper Laboratories and BetterCloud
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Dan Artusi, Board Member of MaxLinear (NYSE: MXL), VisIC-Tech, and GenXComm
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Graham Chynoweth, Minim CEO
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Elizabeth Hitchcock, Principal at Orbit Group
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Sandra Howe, Technology Executive, previously with ARRIS, Cisco, and Technetix

“On behalf of the entire company, I would like to thank Peter and Dave for their exceptional leadership throughout their terms,” said Jeremy Hitchcock, Executive Chairperson. “We have big shoes to fill, and to that end, I am proud to welcome a new group of seasoned directors. By drawing upon the deep industry expertise from Dan and Sandra, combined with the entrepreneurial experience from David, Elizabeth, and Graham, Minim is positioned for remarkable growth.”

Minim’s go-forward leadership team now includes: Graham Chynoweth, CEO; Sean Doherty, CFO; Nicole Zheng, CMO; and Alec Rooney, CTO.

Investors are directed to Minim’s filings with the Securities and Exchange Commission at http://www.sec.gov for additional information concerning the merger and merger agreement.

About Minim

Minim (OTCB: ZMTP and OTCQB: MINM, effective December 8, 2020) is the creator of innovative internet access products that dependably connect people to the information they need and the people they love. Headquartered in Manchester, NH, the company delivers smart software-driven communications products under the globally recognized Motorola® brand. Minim end users benefit from a personalized and secure WiFi experience, leading to happy and safe homes where things just work. To learn more, visit https://www.minim.co.

MOTOROLA and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license.

Forward Looking Statements
This release contains forward-looking information relating to Minim’s plans, expectations, and intentions, including statements about the effects of the merger. Actual results may be materially different from expectations as a result of known and unknown risks, including: risks associated with Minim’s potential inability to realize intended benefits of the merger; the potential increase in tariffs on the Company's imports; potential difficulties and supply interruptions from moving the manufacturing of most of the Company’s products to Vietnam; potential changes in NAFTA; the potential need for additional funding which Minim may be unable to obtain; declining demand for certain of Minim’s products; delays, unanticipated costs, interruptions or other uncertainties associated with Minim’s production and shipping; Minim’s reliance on several key outsourcing partners; uncertainty of key customers’ plans and orders; risks relating to product certifications; Minim’s dependence on key employees; uncertainty of new product development, including certification and overall project delays, budget overruns, and the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated; costs and senior management distractions due to patent related matters; and other risks set forth in Minim’s filings with the Securities and Exchange Commission. Minim cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Minim expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Minim’s expectations or any change in events, conditions or circumstance on which any such statement is based.

Investor Relations Contact:
Beth Kurth, Partner, Conway Communications
Phone: 617.584.9650
Email: bkurth@conwaycommsir.com